Exhibit 10(a)


Jorden Burt  LLP
1025 Thomas Jefferson Street, N.W.            Brickell Avenue, Suite 500
Suite 400 East                                Miami, Florida 33131-2803
Washington, D.C. 20007-5208                   (305) 371-2600
(202) 965-8100                                Telecopier:  (305) 372-9928
Telecopier:  (202) 965-8104
                                              175 Powder Forest Drive
                                              Suite 201
                                              Simsbury, CT  06089-9668

                                              (860)
                                              392-5000
                                              Telecopier:
                                              (860)
                                              392-5058

                                              HTTP://www.jordenusa.com

April 18, 2003

Great-West Life & Annuity Insurance Company
8515 East Orchard Road
Greenwood Village, Colorado   80111

   Re:  Variable Annuity-1 Series Account
        Post-Effective Amendment No. 9 to the Registration Statement on N-4 File Nos. 333-01153 and 811-07549

Ladies and Gentlemen:

         We have acted as counsel to Great-West Life & Annuity Insurance Company, a Colorado corporation, regarding the federal securities laws applicable to the issuance and sale of the contracts described in the above-referenced registration statement. We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of the above-referenced registration statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.


                                          Very truly yours,

                                          /s/Jorden Burt LLP

                                          Jorden Burt LLP